As filed with the Securities and Exchange Commission on May 20, 2002
            Registration No. 333-88552

UNITED STATES  SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
Under The Securities Act of 1933

STONERIDGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1598949
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

And Subsidiary Guarantors:
STONERIDGE CONTROL DEVICES, INC.
STONERIDGE ELECTRONICS, INC.
(Exact Name of Registrants as Specified in Their Respective Charters)

Massachusetts	04-3493548
Texas	52-2206181
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Nos.)

3714
(Primary Standard Industrial Classification Code Number)

Cloyd J. Abruzzo
Stoneridge, Inc.	Stoneridge, Inc.
9400 East Market Street	9400 East Market Street
Warren, Ohio 44484	Warren, Ohio 44484
(330) 856-2443	(330) 856-2443
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of Registrant’s principal	number, including area code, of agent for service)
executive offices)

Copies to:
Robert M. Loesch, Esq.
Baker & Hostetler LLP
3200 National City Center
1900 East Ninth Street
Cleveland, Ohio 44114
(216) 861-7594

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE: This Pre-Effective Amendment No. 1 to Form S-4 Registration Statement is being filed to file Exhibit 23.1, Consent of Independent Public Accountants, which was inadvertently omitted from the initial filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Ohio Revised Code (the “Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

The Registrant’s Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant, for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director is entitled to indemnification. The Code of Regulations authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against them in such capacity or arising out of their status as such, whether or not the Registrant would have power to indemnify such director, officer, employee or agent against such liability under the provisions of the Code of Regulations of the Registrant.

The Registrant maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant, subject to certain exceptions.

ITEM 21.    EXHIBITS

The following is a list of all exhibits filed as part of this Registration Statement on Form S-4, including those incorporated by reference.

Exhibit Number	Exhibit

*3.1	Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).

*3.2	Amended and Restated Code of Regulations of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).

*4.1	Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997).

*4.2
Indenture dated as of May 1, 2002, among Stoneridge, Inc. as Issuer, Certain subsidiaries of the Issuer, as Guarantors, and Fifth Third Bank, as trustee, (incorporated by reference to Exhibit 4.1 on Form 8-K dated May 7, 2002).

*5.1	Opinion of Baker & Hostetler, LLP.

*10.1	Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).

*10.2
Lease Agreement between Industrial Development Associates and the Alphabet Division, with respect to the Company’s Mebane, North Carolina facility (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

*10.3
Lease Agreement between Stoneridge, Inc. and Alphabet, Inc., with respect to the Company’s division headquarters for the Alphabet Division (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

*10.4	Share Exchange Agreement relating to the Berifors Acquisition (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).

*10.5	Joint Venture and Shareholders’ Agreements and Cooperation Agreement with Connecto AB (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).

*10.6
Credit Agreement dated as of May 1, 2002, among Stoneridge, Inc., as Borrower, the Lending Institutions named therein, as Lenders, National City Bank, as Administrative Agent, a Joint Lead Arranger and Collateral Agent, Deutsche Bank Securities Inc., as a Joint Lead Arranger, Comerica Bank and PNC Bank, National Association, as the Co-Documentation Agents (incorporated by reference to Exhibit 10.1 on Form 8-K dated May 7, 2002).

*10.7
Purchase Agreement dated as of May 1, 2002, among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc. (incorporated by reference to Exhibit 10.2 on Form 8-K dated May 7, 2002).

*10.8
Registration Rights Agreement dated as of May 1, 2002, among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc. (incorporated by reference to Exhibit 10.3 on Form 8-K dated May 7, 2002).

*10.9	Proposed Form of Tax Indemnification Agreement (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).

Exhibit Number	Exhibit

*10.10
Agreement for the Purchase and Sale of Quotas of P.S.T. Industria Eletronica da Amazonia Ltda dated October 29, 1997(incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

*10.11
Quotaholders’ Agreement among Marcos Ferretti, Sergio De Cerqueira Leite, Stoneridge, Inc. and P.S.T. Industria Eletronica da Amazonia Ltda dated October 29, 1997 (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

*10.12
Stock Purchase Agreement by and among Stoneridge, Inc. and the Shareholders of Hi-Stat Manufacturing Co., Inc., dated as of December 7, 1998 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K as of December 31, 1998).

*10.13	Form of Change in Control Agreement (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).

*12.1	Computation of ratios.

*21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001).

23.1	Consent of Independent Public Accountants, filed herewith.

*25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of Fifth Third Bank as Trustee under the Indenture.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Notice of Guaranteed Delivery.

*99.3	Form of Letter to Clients.

*99.4	Form of Letter to Institutional Lenders.

*	Previously filed

ITEM 22.    UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would be not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warren, State of Ohio, on the 20th day of May, 2002.

STONERIDGE, INC.
By:	/s/ CLOYD J. ABRUZZO
Cloyd J. Abruzzo,
President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of May, 2002.

SIGNATURE	TITLE

/s/ CLOYD J. ABRUZZO Cloyd J. Abruzzo	President, Chief Executive Officer, Assistant Secretary and Director (principal executive officer)

/s/ KEVIN P. BAGBY Kevin P. Bagby	Chief Financial Officer and Treasurer, (principal financial officer and principal accounting officer)

D.M. DRAIME D.M. Draime	Director

AVERY S. COHEN* Avery S. Cohen	Director

RICHARD E. CHENEY* Richard E. Cheney	Director

Sheldon J. Epstein	Director

Charles J. Hire	Director

RICHARD G. LEFauve* Richard G. LeFauve	Director

EARL L. LINEHAN* Earl L. Linehan	Director

*By:	/s/ KEVIN P. BAGBY
Kevin P. Bagby, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit
*3.1	Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).
*3.2	Amended and Restated Code of Regulations of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).
*4.1	Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997).
*4.2
Indenture dated as of May 1, 2002, among Stoneridge, Inc. as Issuer, Certain subsidiaries of the Issuer, as Guarantors, and Fifth Third Bank, as trustee, (incorporated by reference to Exhibit 4.1 on Form 8-K dated May 7, 2002).

*5.1	Opinion of Baker & Hostetler LLP.
*10.1	Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).
*10.2
Lease Agreement between Industrial Development Associates and the Alphabet Division, with respect to the Company’s Mebane, North Carolina, facility (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

*10.3
Lease Agreement between Stoneridge, Inc. and Alphabet, Inc., with respect to the Company’s division headquarters for the Alphabet Division (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

*10.4	Share Exchange Agreement relating to the Berifors Acquisition (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).
*10.5	Joint Venture and Shareholders’ Agreements and Cooperation Agreement with Connecto AB (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).
*10.6
Credit Agreement dated as of May 1, 2002, among Stoneridge, Inc., as Borrower, the Lending Institutions named therein, as Lenders, National City Bank, as Administrative Agent, a Joint Lead Arranger and Collateral Agent, Deutsche Bank Securities Inc., as a Joint Lead Arranger, Comerica Bank and PNC Bank, National Association, as the Co-Documentation Agents (incorporated by reference to Exhibit 10.1 on Form 8-K dated May 7, 2002).

*10.7
Purchase Agreement dated as of May 1, 2002, among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc. (incorporated by reference to Exhibit 10.2 on Form 8-K dated May 7, 2002).

*10.8
Registration Rights Agreement dated as of May 1, 2002, among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc. (incorporated by reference to Exhibit 10.3 on Form 8-K dated May 7, 2002).

*10.9	Proposed Form of Tax Indemnification Agreement (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (No. 333-33285)).
*10.10
Agreement for the Purchase and Sale of Quotas of P.S.T. Industria Eletronica da Amazonia Ltda dated October 29, 1997(incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

*10.11
Quotaholders’ Agreement among Marcos Ferretti, Sergio De Cerqueira Leite, Stoneridge, Inc. and P.S.T. Industria Eletronica da Amazonia Ltda dated October 29, 1997 (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

*10.12
Stock Purchase Agreement by and among Stoneridge, Inc. and the Shareholders of Hi-Stat Manufacturing Co., Inc., dated as of December 7, 1998 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K as of December 31, 1998).

Exhibit Number	Exhibit
*10.13	Form of Change in Control Agreement (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).
*12.1	Computation of ratios.
*21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001).
23.1	Consent of Independent Public Accountants, filed herewith.
*25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of Fifth Third Bank as Trustee under the Indenture.
*99.1	Form of Letter of Transmittal.
*99.2	Form of Notice of Guaranteed Delivery.
*99.3	Form of Letter to Clients.
*99.4	Form of Letter to Institutional Lenders.

* Previously filed